SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.     )

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SPIRE CORPORATION

(Name of Registrant as Specified in Its Charter)

SPIRE CORPORATION

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Spire Corporation

One Patriots Park

Bedford, Massachusetts 01730-2396

NOTICE OF SPECIAL MEETING IN LIEU OF

2003 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Special Meeting in Lieu of 2003 Annual Meeting of Stockholders (“Meeting”) of Spire Corporation (“Company”) will be held at Spire Corporation, One Patriots Park, Bedford, Massachusetts, on Thursday, May 22, 2003, at 10:00 a.m., to consider and act upon the following:

1.	To fix the number of directors at eight and to elect eight directors to serve for one year.

2.	To approve an amendment to the Company’s 1996 Equity Incentive Plan to increase the number of shares that may be offered thereunder from 1,000,000 to 1,500,000.

3.	To transact such other business as may properly come before the Meeting.

Stockholders owning Company shares at the close of business on March 31, 2003, are entitled to receive notice of and to vote at the Meeting.

All stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors,

Michael W. O’Dougherty

Clerk

Bedford, Massachusetts

April 22, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING AND IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Spire Corporation

One Patriots Park

Bedford, Massachusetts 01730-2396

PROXY STATEMENT

Special Meeting in Lieu of

2003 Annual Meeting of Stockholders

May 22, 2003

The Board of Directors of Spire Corporation is soliciting proxies for the Special Meeting in Lieu of 2003 Annual Meeting of Stockholders (“Meeting”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Meeting. The Meeting will be held on Thursday, May 22, 2003. This Proxy Statement, proxy card and the 2002 Annual Report and Form 10-KSB are being mailed to the stockholders on or about April 22, 2003.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Spire Corporation’s By-Laws provide for a minimum of three directors with the exact number to be voted on by the stockholders at the Meeting. The Board of Directors has recommended for this Meeting that the number of directors be fixed at eight and has nominated eight persons for election as directors as noted below. Each director will hold office until the next Annual Meeting of Stockholders and until his successor is duly elected by the stockholders.

Unless otherwise instructed, the persons named in the proxy will vote to fix the number of directors at eight and to elect the eight nominees named below as directors. Although the Board does not contemplate that any of the nominees will be unavailable to serve as a director, should any unexpected vacancies occur, the enclosed proxy will be voted for such substituted nominees, if any, as may be designated by the Board. In no event will the proxy be voted for more than eight directors.

All of the nominees are currently directors. Set forth below is information about each nominee:

Name	Age	Position with Company	Director Since
Udo Henseler	63	Director and Chairman, Audit Committee	1992
David R. Lipinski	51	Director	2001
Roger G. Little	62	Chairman of the Board, Chief Executive Officer and President	1969
Michael J. Magliochetti	40	Director and Member, Audit Committee	August 2002
Guy L. Mayer	51	Director and Chairman, Compensation Committee	2001
Roger W. Redmond	49	Director and Member, Compensation Committee	1991
John A. Tarello	71	Director and Member, Audit Committee	1970
Anthony G. Viscogliosi	40	Director and Member, Compensation Committee	1999

Udo Henseler, Ph.D., is currently the principal owner and manager of MSI Management Services International (initiated in 1994). MSI’s present focus is on providing services related to raising capital for emerging biotechnology firms, and providing executives to perform contract CEO, CFO, and business development tasks in domestic and international settings. From 1999 to June 2002, Dr. Henseler was a director and from June 2001 to March 2002, he was the Executive Vice President and CFO of ChemoKine Therapeutics Corporation. ChemoKine is a biopharmaceutical company with proprietary and patent protected products for use in patients with cancer and multiple sclerosis. From April 2000 to June 2001, he was Senior Vice President and Chief Financial Officer of Isotag Technology, Inc., which develops, manufactures and markets high technology identification products and services. From 1996 to 2000, he was Vice President and Chief Financial Officer of Qualicon Inc., a DuPont company. Qualicon is a developer and manufacturer of analytical instruments for testing of biologically derived products. Dr. Henseler earned a B.A. from the Academy of Commerce and Administration, Cologne, Germany, and Master’s and Ph.D. degrees from the Claremont Graduate University in Claremont, California. Dr. Henseler is a Certified Public Accountant and Certified Management Accountant.

David R. Lipinski is an independent consultant in corporate finance and strategic business development. From 2000 to 2002, he was the Vice President for Corporate Development of Stratos Lightwave, Inc., a manufacturer of optoelectronic components and interconnection products used in optical communications and data networking. Prior to the initial public offering “carve-out” of Stratos Lightwave from Methode Electronics in 2000, he was Executive Director for Corporate Development for Methode Electronics, a manufacturer of optical and electronic interconnection components, switches and controls used in communications, data networking, consumer electronics and automotive applications from 1996 to 2000. Mr. Lipinski is a director of Optelecom, Inc., a manufacturer of voice, video and data communications modules. He is a registered Professional Engineer licensed in Illinois and a Chartered Financial Analyst. He holds a B.S. in Physics from the United States Naval Academy and an M.B.A. from the University of New Haven. Mr. Lipinski is a Captain in the U.S. Naval Reserve.

Roger G. Little was the founder of Spire Corporation in 1969, and has been Chairman of the Board of Directors, Chief Executive Officer and President of the Company. He has served on many committees and advisory boards related to small business innovative research, the transfer and commercialization of technology, the worldwide growth of the photovoltaics industry, and the development of sound renewable energy policies. Mr. Little holds a B.A. in Physics from Colgate University and a M.Sc. in Physics from the Massachusetts Institute of Technology.

Michael J. Magliochetti, Ph.D., is currently President, CEO and Director of Hema Metrics, Inc., a private medical technology company that manufactures and sells blood monitoring and diagnostics products for dialysis and related applications. From 1994 to 2000, Dr. Magliochetti held roles as Chief Operating and Technical Officer, then President, CEO and Director of UroSurge Corporation. He has also held senior roles with the medical device company Haemonetics Corporation and the polymer products company Delta Suprenant, Inc.  Dr. Magliochetti has had assignments with Kontron Instruments and the U.S. Army Technology Command.  Dr. Magliochetti is a founder of Aquamer Technologies, Inc., a bioploymer company, and has been an adjunct professor of Biomedical Engineering at the University of Iowa. He holds B.S. and Ph.D. degrees in Chemical Engineering from Northeastern University and the University of Massachusetts at Amherst, respectively, and a High Technology M.B.A. from Northeastern University.

Guy L. Mayer is currently Chairman and CEO of VisEn Medical, Inc., a private biotechnology company involved in molecular imaging of enzyme activity. From 1998 to 2001, Mr. Mayer served as president and chief executive officer of Etex Corporation, a private biotechnology company based in Cambridge, Massachusetts. From 1984 to 1997, Mr. Mayer held a number of positions with Zimmer (division of Bristol-Myers Squibb) including service in 1996 and 1997 as president of Global Products. Mr. Mayer holds a B.A. from the University of Ottawa.

Roger W. Redmond is currently Senior Vice President of Windsor Financial Group, LLC, an investment advisor firm. From June 1999 to December 2001, Mr. Redmond was a managing director of Goldsmith, Agio, Helms and Company, a private investment banking firm specializing in representing sellers of private, public and closely held companies. Mr. Redmond is also on the Board of Directors of Media100, Inc. (MDEA). From November 1998 to May 1999, Mr. Redmond was the managing director, internet and software services sector analyst in the Equity Research Department of John G. Kinnard & Co., an investment banking firm. During most of 1998, he was President and Chief Executive Officer of Teletraining Systems, Inc., which trains and educates employees by means of database and video systems. From 1984 until 1997, Mr. Redmond was an officer and managing director of Piper Jaffray, Inc., an investment banking firm. He was designated a Chartered Financial Analyst in 1988. Mr. Redmond holds a B.S. in Chemistry from the University of Arizona and an M.B.A. in Finance from the University of Minnesota.

John A. Tarello was from 1985 until his retirement in November 1999 Senior Vice President, Treasurer, and Chief Financial Officer of Analogic Corporation of Peabody, Massachusetts, a publicly held manufacturer of diagnostic and measurement instruments and medical, industrial, and other electronics equipment. Mr. Tarello has been a director of Analogic Corporation since 1979. Mr. Tarello attended Burdett College.

Anthony G. Viscogliosi has been Chairman of the Board, President and CEO of Spine Solutions, Inc., a medical device company since February 2002. Since September 1999, Mr. Viscogliosi has been Managing Senior Partner of Viscogliosi Brothers, LLC, a private venture capital, merchant banking, and investment banking firm dedicated exclusively to the musculoskeletal healthcare industry. From April 1998 to August 1999,  Mr. Viscogliosi was Senior Vice President and Director of Medical Technology at Stifel, Nicolaus & Company, Inc. He held similar positions at Rodman & Renshaw, Inc. from April 1996 to March 1998 and First Albany Corporation from October 1995 to April 1996. In addition, he held positions as a Director of Research and as an Associate Director of Research. Mr. Viscogliosi holds a B.S. from the University of Michigan. He is a Lieutenant Commander in the U.S. Naval Reserve.

The Board of Directors recommends a vote “FOR” fixing the number of directors at eight and for electing the eight nominees listed above.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors of the Company held four meetings during 2002. Each director then serving attended 75% or more of such Board meetings and at least 75% of the meetings of the committee(s) of which he is a member, if any, except that Mr. Viscogliosi attended only 71% of the meetings of the Compensation Committee. The table below describes the Board’s committees.

Committee Name	Number of Meetings in 2002	Principal Functions
Audit Committee	4

•       Oversee the Company’s auditing, accounting and financial reporting processes.

•       Appoint, compensate, evaluate and, where appropriate, replace independent accountants.

•       Oversee the Company’s compliance with tax, legal and regulatory requirements.

•       Review annually the Audit Committee charter.

Compensation Committee	7

•       Oversee and evaluate the Company’s compensation programs and compensation of its executives.

•       Annually determine Chief Executive Officer’s base salary and payments under annual incentive bonus program and long-term deferred compensation plan.

•       Recommend or approve other executive officers’ compensation, including annual performance objectives.

•       Recommend to the full Board of Directors compensation of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to the Company or written or oral representations that no other reports were required, the Company believes that during 2002, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Mark C. Little, Chief Executive Officer, Spire Biomedical, Inc., made a late filing of a Form 4 covering a gift to him of the Company’s Common Stock.

OWNERSHIP OF SECURITIES

The following table below shows how the Company’s common stock is owned by the directors and executive officers named in the Summary Compensation Table under “Compensation of Officers and Directors” and by owners of more than 5% of the Company’s outstanding common stock as of February 28, 2003. Each person or entity maintains a mailing address c/o the Company, One Patriots Park, Bedford, Massachusetts 01730-2396.

Amount and Nature of Beneficial Ownership

Name	Number of Shares Owned (1)	Right to Acquire (2)	Percent of Common Stock (3)(4)
Udo Henseler	1,400	17,500	*
Stephen J. Hogan	17,000	66,250	*
Rodger W. LaFavre	—	20,000	*
David R. Lipinski	1,200	2,500	*
Mark C. Little	98,620	14,125	1.5%
Roger G. Little (5)	2,417,420	—	35.7%
Michael J. Magliochetti	—	—
Guy L. Mayer	—	2,500	*
Roger W. Redmond	—	17,500	*
John A. Tarello	8,000	20,000	*
Anthony G. Viscogliosi	—	7,500	*
Spire Corporation 401(k) Profit Sharing Plan (6)	326,303	N/A	4.8%
Directors and officers as a group (12 persons on February 28, 2003 including those named above)	2,543,640	167,875	37.6%

*	Less than 1%

(1)	Includes shares for which the named person:
•	has sole voting and investment power, or
•	has shared voting and investment power with his spouse, unless otherwise indicated in the footnotes.

Excludes shares that may be acquired through stock option exercises.

(2)	Shares that can be acquired through stock option exercises through April 29, 2003.

(3)	Based on 6,765,660 shares of Common Stock outstanding as of February 28, 2003. Shares of Common Stock which an individual or group has a right to acquire within 60 days are deemed to be outstanding for purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person shown on the table.

(4)	Beneficial stock ownership shown for employees excludes in all cases shares of Common Stock that may be held by the Spire Corporation 401(k) Profit Sharing Plan on behalf of such employees.

(5)	Includes 2,388,520 shares of Common Stock held in a Trust of which Mr. Little is the primary beneficiary. Mr. Little is the Chairman of the Board, Chief Executive Officer and President of the Company.

(6)	Trustees of the Plan, which was established in 1985, are Messrs. Roger Little and Tarello, both of whom disclaim beneficial ownership of shares held by the Plan. Messrs. Little and Tarello are respectively the Chairman of the Board, Chief Executive Officer and President; and a Director of the Company.

EXECUTIVE OFFICERS

The following table provides information on the executive officers of the Company. All the executive officers have been elected to serve until the Board meeting following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Position
Stephen J. Hogan	51	Executive Vice President and General Manager, Spire Solar, Inc.
Rodger W. LaFavre	53	Chief Operating Officer, Spire Solar, Inc.
Mark C. Little	41	Chief Executive Officer, Spire Biomedical, Inc.
Roger G. Little	62	Chairman of the Board, Chief Executive Officer and President
Gregory G. Towle	38	Financial Controller, Treasurer, and Principal Financial and Accounting Officer

Stephen J. Hogan joined the Company in 1984 as Manager, Process Development. He was named Sales Manager, Photovoltaic Equipment, in 1988; Manager, Engineering and Manufacturing in 1990; Director of Photovoltaic Business Development in March 1997; Vice President and General Manager, Photovoltaics, in November 1997; and Executive Vice President and General Manager, Spire Solar in November 2000.

Rodger W. LaFavre joined the Company in 2000 as Vice President, Utility Marketing of Spire Solar Operations. He was named Vice President and Chief Financial Officer of Spire Solar in June 2002, and Chief Operating Officer of Spire Solar in November 2002. Prior to joining Spire, Mr. LaFavre was Vice President of Stone & Webster Engineering Corporation, a worldwide engineering construction company, where he was responsible for business development, corporate planning and the Asia subsidiary.

Mark C. Little joined the Company in 1994 as Medical Device Engineer. He was named Assistant General Manager, Biomedical, in March 1999; General Manager, Spire Biomedical, in January 2000; Vice President and General Manager, Spire Biomedical, Inc. in November 2000; and Chief Executive Officer, Spire Biomedical, Inc. in June 2001. Prior to joining Spire, Mr. Little was an investment banker for Paine Webber and prior to that he held a similar position at J.W. Gant Clearing House. Mark Little is the son of Roger G. Little.

Roger G. Little has a five year employment contract with the Company effective as of January 1, 2002. See “Compensation of Officers and Directors—Employment Contracts, Termination of Employment and Change-in-Control Arrangements”.

Gregory G Towle rejoined the Company in June 2002 as the Financial Controller, Treasurer, and Principal Financial and Accounting Officer. Prior to rejoining Spire, Mr. Towle was the Assistant Controller at Integrated Development Enterprise, Inc., an early stage software company that managed the process of new product development over the Internet. Before joining IDe, Mr. Towle was the Corporate Accounting Manager at Cerulean Technology (later acquired by Aether Systems), a leading global supplier of wireless mobile software applications and services. From 1988 to 1996, Mr. Towle worked at Spire in several capacities within the finance area.

OTHER TRANSACTIONS AND RELATIONSHIPS

The Company subleases 74,000-square-feet in a building from Mykrolis Corporation, which leases the building from a Trust of which Roger G. Little, Chairman of the Board, Chief Executive Officer and President, is sole trustee and principal beneficiary. The Company believes that the terms of the sublease are commercially reasonable. The 1985 sublease originally was for a period of ten years, was extended for a five-year period expiring on November 30, 2000 and was further extended for a five-year period expiring on November 30, 2005. The agreement provides for minimum rental payments plus annual increases linked to the consumer price index. Total rent expense under this sublease was $1,024,000 in 2002. This amount does not take in account rent received by the Company for subleasing approximately 22,000-square-feet of its 74,000-square-feet to the purchaser of the Company’s optoelectronics business.

COMPENSATION OF OFFICERS AND DIRECTORS

This table describes the cash compensation paid to all the executive officers of the Company who were serving as executive officers on December 31, 2002 and whose total annual compensation exceeded $100,000 for the year ended December 31, 2002:

Summary Compensation Table

	Annual Compensation					Long Term Compensation
Name & Principal Position	Year	Salary	Bonus (1)		Other Annual Compensation	Securities Underlying Options (#)	All Other Compensation (2)
Stephen J. Hogan Exec. VP & GM, Spire Solar, Inc.	2002 2001 2000	$125,446 109,881 120,189		$2,596 500 1,000	— — —	20,000 — 35,000	$1,242 3,416 5,845

Rodger W. LaFavre COO, Spire Solar, Inc.	2002	$111,508		$1,500	—	10,000	—

Mark C. Little CEO, Spire Biomedical, Inc.	2002 2001 2000	$110,654 105,579 77,308		$40,000 500 1,000	— — —	40,000 — 11,000	$540 — —

Roger G. Little Chairman of the Board, CEO & President	2002 2001 2000	$204,212 196,444 204,279	$	— 500 1,000	— — —	— — —	$3,564 6,907 8,748

(1)	In 2000, 2001 and 2002, the Company paid all employees a holiday bonus.

(2)	Includes premiums on term life insurance policies provided to all executive officers. Also included in the years 2000 and 2001 is the Company’s matching portion of 401(k) Plan contributions available to all employees paid in Company Common Stock, which vests according to a schedule. The matching 401(k) Plan contributions are valued at the closing stock price on the last trading day of December in each year. In July 2001, the Company suspended the 401(k) Plan matching contributions.

Stock Options

This table describes stock options granted during 2002 to the executive officers of the Company who were shown on the Summary Compensation Table (no options were granted to Roger Little):

2002 Individual Grants

Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted To Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Stephen J. Hogan	20,000	7.4%	$3.90	5/22/12
Rodger W. LaFavre	10,000	3.7%	$3.90	5/22/12
Mark C. Little	40,000	14.8%	$3.90	5/22/12

(1)	The options granted to Messrs. Hogan, LaFavre and Mark Little were granted in May 2002 under the Company’s 1996 Equity Incentive Plan and expire ten years from the date of grant. Mr. Hogan’s option vests with respect to 5,000 shares in each of 2003, 2004, 2005 and 2006; Mr. LaFavre’s option vests with respect to 2,500 shares in each of 2003, 2004, 2005 and 2006; and Mr. Mark Little’s option vests with respect to 10,000 shares in each of 2003, 2004, 2005 and 2006.

The following table provides information about option exercises in 2002 by Mr. Hogan and the value of unexercised options held as of December 31, 2002 by Messrs. Hogan, LaFavre and Mark Little (no options were held by Roger Little):

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable
Stephen J. Hogan	5,000	$14,900	52,500 / 42,500	$8,220 / $2,740
Rodger W. LaFavre	—	—	20,000 / 30,000	— / —
Mark C. Little	—	—	10,875 / 46,000	$949 / $274

Directors’ Compensation

Spire Corporation does not pay its directors who are also officers of the Company any additional compensation for services as directors. In 2002, the compensation for non-employee directors included the following:

•	$6,000.00 per year payable in quarterly installments;
•	$1,000.00 per Board meeting attended; and
•	Expenses associated with attending the Board and Committee meetings.

Non-employee directors may participate in the 1996 Equity Incentive Plan. The following table describes stock options granted during 2002 to non-employee directors of the Company.

2002 Individual Non-Employee Director Grants

Name	Number of Securities Underlying Options Granted (#) (1)	Exercise or Base Price ($/Share)	Expiration Date
Michael J. Magliochetti	10,000	$2.70	8/22/12

(1)	The options vest with respect to 2,500 shares in each of 2003, 2004, 2005 and 2006.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company has entered into a five-year employment agreement, effective as of January 1, 2002, with Roger G. Little, Chairman of the Board, Chief Executive Officer and President. For 2002 he received the following pursuant to the agreement: a base salary of $205,000, payment in 2003 under an annual incentive bonus program of up to 50% of base salary (depending on attainment of specified performance goals), and payment under a long-term deferred compensation plan in the amount of $250,000. For subsequent years, base salary will be no less than $205,000; and payments under the annual incentive bonus program and long-term deferred compensation plan will be determined annually. The agreement also provides for a Company vehicle for Mr. Little and for life insurance for which he may designate a beneficiary in the face amount of $500,000. Further, the agreement provides for the payment of 12 months’ base salary in the event he is terminated without cause or if he terminates the agreement for “good reason”. The agreement also precludes Mr. Little from competing with the Company during his employment and for a period of one year thereafter, and from disclosing confidential information.

If Mr. Little’s employment is terminated by the Company without cause or by Mr. Little for “good reason” within six months prior to a change-of-control or within one year thereafter, then in lieu of payment of 12 months’ base salary, the Company shall pay Mr. Little in 24 monthly installments a cash severance amount equal to three times his average annual compensation, including base salary and bonuses.

Beginning on January 1, 2003 and continuing on each anniversary of the agreement, the agreement will be automatically extended for an additional year unless the parties have renegotiated the agreement or one of the parties has given the other party notice of non-renewal.

PROPOSAL NUMBER 2

AMENDMENT TO 1996 EQUITY INCENTIVE PLAN

General

The Company’s 1996 Equity Incentive Plan (the “Incentive Plan”) was adopted by the Board of Directors in 1996 and by the stockholders in 1997. Initially, the Plan authorized 600,000 shares for issuance. In 1999, the Compensation Committee of the Board of Directors amended the Plan to increase the number of authorized shares from 600,000 to 1,000,000, and the stockholders approved the amendment in December 1999. All share numbers are adjusted for a 2-for-1 stock split in 2000. On March 20, 2003, the Compensation Committee amended the Incentive Plan to increase the number of shares of the Company’s Common Stock that may be delivered thereunder from 1,000,000 shares to 1,500,000 shares, subject to the approval of stockholders. As of February 28, 2003, of the 1,000,000 shares currently authorized for issuance under the Incentive Plan, awards in the form of options for the purchase of 702,710 shares, net of forfeitures, have been granted since the adoption of the Incentive Plan, leaving a balance of 129,595 shares reserved for future grants of options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock and performance awards.

The table below describes the securities authorized for issuance under the equity incentive plans as of February 2003:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	702,710	$3.49	129,595
Equity compensation plans not approved by security holders	—	—	—

Total	702,710	$3.49	129,595

The following numbers of options have been granted to the following individuals or groups under the Incentive Plan and are outstanding as of February 28, 2003:

Name	Position	Options Outstanding
Stephen J. Hogan	Executive Vice President and General Manager, Spire Solar, Inc.	95,000
Rodger W. LaFavre	Chief Operating Officer, Spire Solar, Inc.	50,000
Mark C. Little	Chief Executive Officer, Spire Biomedical, Inc.	56,875
Roger G. Little	Chairman of the Board, Chief Executive Officer and President	—
All current executive officers as a group		211,875
All current directors who are not executive officers as a group		95,000
All employees who are not executive officers as a group		396,835

On February 28, 2003, the fair market value of the Company’s Common Stock was $2.43 per share. The benefits or numbers of options that will be granted in the future under the Incentive Plan are not determinable.

Under the Company’s 1985 Incentive Stock Option Plan and Directors Stock Option Plan (the “Prior Plans”), options to purchase a total of 1,000 shares are currently outstanding. No additional options may be granted under the Prior Plans.

The Board of Directors recommends adoption of the proposed amendment because the Board believes that it is important to have stock options and other stock-based awards available in order to attract and retain high-quality personnel for the Company.

Unless otherwise determined by the Board of Directors, the Incentive Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”).

Summary of Incentive Plan

The following is a summary of certain material features of the Incentive Plan.

Unless otherwise determined by the Board of Directors, the Incentive Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Incentive Plan is designed to advance the Company’s interests by enhancing its ability to attract and retain employees and others in a position to make significant contributions to the success of the Company through ownership of shares of Common Stock. The shares reserved for issuance under the Incentive Plan are subject to adjustment for stock dividends and similar events. The Incentive Plan provides for the grant by the Compensation Committee of stock options (both incentive stock options and nonstatutory options), stock appreciation rights, restricted stock, unrestricted stock, deferred stock grants and performance awards, and cash payments intended to offset income taxes due with respect to any such grant or award. Awards under the Incentive Plan may also include provision for the payment of dividend equivalents with respect to the shares subject to the awards. All employees of the Company and other persons or entities (including non-employee directors of the Company) who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of the Company are eligible to participate in the Incentive Plan. There are currently approximately 97 employees and directors eligible to participate in the Incentive Plan. The maximum number of shares with respect to which awards may be granted to any one participant during the term of the Incentive Plan is 150,000 shares.

The exercise price of an incentive stock option granted under the Incentive Plan may not be less than 100% (110% in the case of 10% shareholders) of the fair market value of the Common Stock at the time of grant. The exercise price of a nonstatutory option granted under the Incentive Plan is determined by the Compensation

Committee. The term of each option may be set by the Compensation Committee but cannot exceed ten years from grant (five years from grant in the case of an incentive stock option granted to a 10% shareholder), and each option will be exercisable at such time or times as the Compensation Committee specifies. The option price may be paid in cash or check acceptable to the Company or, if permitted by the Compensation Committee and subject to certain additional limitations, by tendering shares of Common Stock held for at least six months or a combination of the foregoing.

Stock appreciation rights (“SARs”) may be granted either alone or in tandem with stock option grants. Each SAR entitles the participant, in general, to receive upon exercise the excess of a share’s fair market value at the date of exercise over the share’s fair market value on the date the SAR was granted. The Incentive Plan also provides for SARs entitling the participant, upon exercise, to receive an amount based on certain other measures, including SARs that entitle the recipient to receive, following a change-in-control of the Company as defined in the Incentive Plan, an amount measured by specified values or averages of values prior to the change-in-control. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

The Incentive Plan provides for awards of nontransferable shares of restricted Common Stock subject to forfeiture, as well as of unrestricted shares of Common Stock. Awards may provide for acquisition of restricted and unrestricted Common Stock for par value. Restricted Common Stock is subject to repurchase by the Company at the original purchase price if the participant ceases to be an employee before the restrictions lapse. Other awards under the Incentive Plan may also be settled with restricted Common Stock.

The Incentive Plan also provides for deferred grants entitling the recipient to receive shares of Common Stock in the future at such times and on such conditions as the Compensation Committee may specify, and performance awards entitling the recipient to receive cash or Common Stock following the attainment of performance goals determined by the Compensation Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the Incentive Plan.

Except as otherwise provided by the Compensation Committee, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant’s executor, administrator or transferee during a period of six months following such death (or for the remainder of their original term, if less), or such shorter or longer period as the Compensation Committee may determine. Except as otherwise determined by the Committee, options and SARs not exercisable at a participant’s death terminate. Outstanding awards of restricted Common Stock must be transferred to the Company upon a participant’s death and, similarly, deferred Common Stock grants, performance awards and supplemental awards to which a participant is not irrevocably entitled will be forfeited, except as otherwise provided.

In the case of termination of a participant’s association with the Company for reasons other than death, options and SARs generally remain exercisable, to the extent they were exercisable immediately prior to termination, for such period as the Compensation Committee may determine (or for the remainder of the original term, if less) and shares of restricted Common Stock must be resold to the Company. Other awards to which a participant was not irrevocably entitled prior to termination are forfeited and the awards cancelled unless otherwise determined by the Compensation Committee. If any such association is terminated due to the participant’s discharge for cause which in the opinion of the Compensation Committee casts such discredit on the participant as to justify immediate termination of any award under the Incentive Plan, such participant’s options and SARs may be terminated immediately.

In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert or in the event of the sale or transfer of substantially all of the Company’s assets, all outstanding options and SARs and other awards will terminate as of the effective date of the transaction. However, the Committee may, in its discretion, but no later than twenty days before the effective date of the transaction: (i) make the outstanding options and SARs immediately exercisable, (ii) remove restrictions from outstanding shares of Restricted Common Stock, and (iii) remove all conditions from deferred grants, performance awards and supplemental grants that relate only to the passage of time and continued employment.

In the event the Company is privatized, all options and other awards granted on or after August 22, 2002 will terminate as of the effective date of the transaction unless the Committee, in its sole discretion, determines otherwise. The Committee must give written notice of any privatization transaction to all participants in the Incentive Plan so that they may have a reasonable time in which to exercise their exercisable options before the transaction is closed.

No award may be granted under the Incentive Plan after December 10, 2006.

Certain Federal Income Tax Consequences

The following summary of certain federal income tax consequences associated with stock option grants under the Incentive Plan does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Incentive Plan, nor does it cover state, local or non-United States taxes.

Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an incentive stock option (ISO). However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. In the case of a sale to an unrelated party for a price less than the value of the shares at the time of exercise, this ordinary income is normally capped by the gain on the sale, if any. Any gain recognized in the disposition in excess of the ordinary income amount is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a nonstatutory option (see below). A special rule applies in the case of termination of employment by reason of permanent disability. ISOs granted after 1986 are also treated as nonstatutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of the grant) in excess of $100,000.

Nonstatutory Stock Options. In general, in the case of a nonstatutory option the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company, subject to satisfaction of any applicable withholding requirements; and upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

Miscellaneous. Under the so-called “golden parachute” provisions of the Internal Revenue Code, the grant, vesting or accelerated exercisability of awards in connection with a change-of-control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change-of-control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

The Company’s ability to claim a deduction in connection with awards under the Incentive Plan may be further limited by Section 162(m) of the Internal Revenue Code, which restricts to $1 million the amount a public corporation may deduct for remuneration in any year to any of its top five officers. Certain forms of remuneration are exempt from the $1 million limit, including compensation associated with the exercise of non-discounted stock options that are granted pursuant to shareholder-approved plans and that meet certain other requirements.

Recommendation of the Board of Directors

The Board of Directors believes that the approval of the amendment to the Incentive Plan will promote the interests of the Company and the stockholders and recommends that the stockholders vote “FOR” this proposal to amend the Incentive Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

Vote Required

To approve the amendment to Incentive Plan, the vote of the holders of a majority of the shares present or represented and entitled to vote on the proposal at the meeting is required.

AUDIT COMMITTEE REPORT

Composition

The Audit Committee of the Board of Directors is composed of three independent directors, as defined by Nasdaq rules, and operates under a written charter. In November 2002, the Audit Committee adopted an amended Audit Committee Charter, a copy of which is attached as Appendix A. For 2002, the Committee was composed of Messrs. Henseler, chairman; Lipinski; and Tarello.

Responsibilities

The responsibilities of the Audit Committee include engaging an accounting firm to serve as Spire’s independent accountants. Management is responsible for Spire’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of Spire’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes and Spire’s internal controls. The Audit Committee does not prepare or audit the Company’s financial statements or certify their accuracy.

Review with Management and Independent Accountants

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Spire’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees. “

Spire’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants, KPMG LLP, the firm’s independence.

Summary

Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Spire’s Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

This report is submitted by the Audit Committee.

Udo Henseler, Chairman

David R. Lipinski

John A. Tarello

DISCLOSURE OF FEES PAID TO INDEPENDENT AUDITORS

Audit Fees.    The aggregate fees billed by KPMG LLP for professional services for the audit of Spire’s annual consolidated financial statements for 2002 and the review of the consolidated financial statements included in Spire’s Quarterly Reports on Form 10-QSB for 2002 were $117,500.

Financial Information Systems Design and Implementation Fee.    During 2002, KPMG LLP did not perform any services for the Company with regard to financial information systems design and implementation.

All Other Fees.    The aggregate fees billed to Spire for all other services rendered (tax compliance services) by KPMG LLP for 2002 were $24,525.

The Audit Committee has determined that the provision of services described above for all other fees is compatible with maintaining KPMG LLP’s independence.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors of Spire has selected KPMG LLP as the Company’s independent public accountants for the current fiscal year. They have served as accountants for the Company since 1983. Representatives of KPMG LLP are expected to attend the Meeting in order to respond to questions from stockholders and will have the opportunity to make a statement.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is composed of three independent directors, as defined by Nasdaq rules, and operates under a written charter, a copy which is attached as Appendix B. For 2002, the Committee was composed of Messrs. Mayer, chairman; Redmond; and Viscogliosi.

PROXIES AND VOTING AT THE MEETING

Each signed and returned proxy will be voted in accordance with any instructions of the stockholder(s) executing the proxy. A proxy signed without instructions will be voted in accordance with the Board’s recommendations. If a stockholder attends the Meeting and votes in person, his or her proxy will not be counted. A signed proxy may be revoked at any time before it is exercised, either in person or by giving written notice of revocation to the Clerk of the Company at the address on the first page of this Proxy Statement.

Each share of Common Stock is entitled to one vote on all matters submitted to the stockholders for approval. No vote may be taken unless a quorum (i.g., a majority of the Common Stock issued, outstanding, and entitled to vote) is present at the Meeting in person or by proxy. The eight nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected the directors of the Company. Approval of Proposal Number 2 requires an affirmative vote of a majority of the shares of Common Stock represented at the Meeting. Broker non-votes are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining the result of any vote. Abstentions are counted in determining the presence of a quorum and, therefore, have the effect of a vote against a proposal (by raising the number of affirmative votes required to constitute a majority of the quorum).

The Board has fixed March 31, 2003, as the record date for determining the stockholders entitled to vote at the Meeting. On that date there were 6,765,660 shares of Common Stock issued, outstanding, and entitled to vote. Each share is entitled to one vote.

OTHER MATTERS

The Board knows of no other matters which may come before the Meeting. If any other matters should properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters. Such discretionary authority is conferred by the proxy.

All costs of this solicitation, which is being made principally by mail, but which may be supplemented by telephone or personal contacts by the Company’s directors, officers, and employees without additional compensation, will be borne by the Company. Brokers will be requested to forward proxy soliciting material to the beneficial owners of the stock held in such brokers’ names, and the Company will reimburse them for their expenses incurred in complying with the Company’s request.

In the Company’s filings with the SEC, information is sometimes “incorporated by reference”. This means that the Company is referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the Audit Committee Report specifically is not incorporated by reference into any other filings with the SEC.

STOCKHOLDER PROPOSALS

In order to be considered for presentation at the 2004 Annual Meeting of Stockholders, and to be included in the proxy statement and form of proxy for that meeting, stockholder proposals must be received by the Company at its corporate offices in Bedford, Massachusetts, no later than December 17, 2003.

By Order of the Board of Directors,

Michael W. O’Dougherty, Clerk

April 22, 2003

APPENDIX A

AUDIT COMMITTEE CHARTER

FOR

SPIRE CORPORATION

Purpose

The purpose of the Audit Committee (the “Committee”) shall be as follows:

1.    To oversee the accounting and financial reporting processes of Spire Corporation (the “Company”) and audits of the financial statements of the Company.

2.    To provide assistance to the Board of Directors with respect to its oversight of:

a.	The integrity of the Company’s financial statements;
b.	The Company’s compliance with legal and regulatory requirements;
c.	The independent auditors’ qualifications and independence; and
d.	The performance of the Company’s independent auditors.

3.    To prepare the report that SEC rules require be included in the Company’s annual proxy statement.

Composition

The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of The Nasdaq Stock Market and the Sarbanes-Oxley Act.

Qualifications

All members of the Committee shall be able to read and understand fundamental financial statements (or be able to do so within a reasonable period of time after his or her appointment) and at least one member must be a “financial expert” under the requirements of the Sarbanes-Oxley Act. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside consultant.

Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the The Nasdaq Stock Market and who is not a current employee or an immediate family member of an employee of the Company may serve as a member of the Committee, provided that:

1.	The Board determines that membership by the individual on the Committee is required by the best interests of the Company and its shareholders;

2.	The Company complies with all other requirements of the rules and regulations of The Nasdaq Stock Market with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time to time;

3.	No such person may serve as the Chairman of the Committee; and

4.	No such person may serve on the Committee for more than two years.

Compensation

No member of the Committee shall receive compensation other than: (a) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive; and (b) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management and the independent auditors to discuss any matters that the Committee or management or the auditors believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s By-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain, without seeking Board approval, outside legal, accounting, or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

The Committee shall be given full access to the Company’s Board of Directors, corporate executives, and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the auditors’ report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditors. It also is the job of the chief executive officer and senior management rather than that of the Committee to assess and manage the Company’s exposure to risk.

Documents/Reports Review

1.    Discuss with management and the independent auditors prior to public dissemination the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2.    Discuss with management and the independent auditors prior to the Company’s filing of any quarterly or annual report: (a) whether any significant deficiencies in the design or operation of internal controls exist that could adversely affect the Company’s ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company’s internal controls; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.    Discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.g., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

4.    Discuss with management and the independent auditors the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5.    Retain and terminate independent auditors and have the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditors.

6.    Inform each public accounting firm performing work for the Company that such firm shall report directly to the Committee.

7.    Oversee the work of any public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

8.    Approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditors, other than “prohibited non-auditing services,” as may be specified in the Sarbanes-Oxley Act of 2002 or applicable laws or regulations.

9.    Review, at least annually, the qualifications, performance, and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

a.    At least annually obtain and review a report by the Company’s independent auditors describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditors’ independence, all relationships between the independent auditors and the Company;

b.    Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;

c.    Confirm with any independent auditors retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years of the Company; and

d.    Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process

10.    In consultation with the independent auditors, management, and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditors reports from management and the independent auditors regarding: (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures, and treatments, and the treatment preferred by the independent auditors; (c) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (d) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (e) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (f) the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements of the Company; and (g) any other material written communications between the independent auditor and the Company’s management.

11.    Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

12.    Review with the independent auditors any audit problems or difficulties encountered and management’s response thereto. In this regard, the Committee must regularly review with the independent auditors: (a) any audit problems or other difficulties encountered by the auditors in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management; and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditors (i) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company.

13.    Review and discuss with the independent auditors the responsibilities, budget, and staffing of the Company’s internal audit function.

Legal Compliance/General

14.    Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

15.    Discuss with management and the independent auditors the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

16.    Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any public accounting firm may not provide audit services to the Company if the chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the public accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

17.    Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reports

18.    Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

19.    Report regularly to the full Board of Directors. In this regard, the Committee should review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, and the performance and independence of the Company’s independent auditors.

20.    The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

21.    Maintain minutes or other records of meetings and activities of the Committee.

Limitation of Audit Committee’s Role

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, as well as the independent auditors has more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

APPENDIX B

COMPENSATION COMMITTEE CHARTER

FOR

SPIRE CORPORATION

Purpose

The purpose of the Compensation Committee (the “Committee”) shall be to discharge the responsibilities of the Board of Directors relating to the Company’s compensation programs and compensation of the Company’s executives.

Composition

The Committee shall consist of two or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of The Nasdaq Stock Market and the Sarbanes-Oxley Act.

Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of The Nasdaq Stock Market and who is not a current employee or an immediate family member of an employee of the Company may serve as a member of the Committee, provided that:

1.	The Board determines that membership by the individual on the Committee is required by the best interests of the Company and its shareholders;

2.	The Company complies with all other requirements of the rules and regulations of The Nasdaq Stock Market with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time to time; and

3.	No such person may serve on the Committee for more than two years.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until each such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee.

As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the chief executive officer and any other corporate officers as it deems appropriate. However, the Committee should also meet from time to time without such officers present, and in all cases, such officers shall not be present at meetings at which their performance and compensation are being discussed and determined. All meetings of the Committee may be held telephonically.

All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain, without seeking Board approval, outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Setting Compensation for Executive Officers and Directors

1.    Establish and review the overall compensation philosophy of the Company.

2.    Review and approve the Company’s corporate goals and objectives relevant to chief executive officer and other executive officers’ compensation, including annual performance objectives.

3.    Evaluate the performance of the chief executive officer and other executive officers in light of those goals and objectives and, based on such evaluation, review and approve the annual salary, bonus, stock options, and other benefits, direct and indirect, of the chief executive officer and other executive officers.

4.    In determining the long-term incentive component of compensation for the chief executive officer and other executive officers, the Committee should consider the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officer and other executive officers at comparable companies, and the awards given to the Company’s chief executive officer and other executive officers in past years. The Committee is not precluded from approving awards (with the ratification of the Board of Directors) as may be required to comply with applicable tax laws, such as Rule 162(m).

5.    In connection with executive compensation programs:

a.    Review and recommend to the full Board of Directors, or approve, new executive compensation programs;

b.    Review on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;

c.    Establish and periodically review polities for the administration of executive compensation programs; and

d.    Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

6.    Establish and periodically review policies in the area of senior management perquisites.

7.    Consider policies and procedures pertaining to expense accounts of senior executives.

8.    Review and recommend to the full Board of Directors compensation of directors as well as directors. and officers’ indemnification and insurance matters.

9.    Review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, change-in-control, severance, or termination arrangements, and loans to employees made or guaranteed by the Company.

Monitoring Incentive and Equity-Based Compensation Plans

10.    Review and make recommendations to the Board of Directors with respect to the Company’s incentive-compensation plans and equity-based plans, and review the activities of the individuals responsible for administering those plans.

11.    Review and approve all equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s shareholders.

12.    Review and make recommendations to the full Board of Directors, or approve, all awards of shares or share options pursuant to the Company’s equity-based plans.

13.    Monitor compliance by executives with the rules and guidelines of the Company’s equity-based plans.

14.    Review and monitor employee pension, profit sharing, and benefit plans.

15.    Select, retain, and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a compensation consultant, the Committee shall have the sole authority to approve such consultant’s fees and other retention terms.

Reports

16.    Report regularly to the Board of Directors with respect to matters that are relevant to the Committee’s discharge of its responsibilities and with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

17.    Maintain minutes or other records of meetings and activities of the Committee.

SPIRE CORPORATION

Proxy for Special Meeting in Lieu of 2003 Annual Meeting of Stockholders

May 22, 2003

The undersigned hereby appoints Roger G. Little and Michael W. O’Dougherty, and either one of them, proxies of the undersigned, with power of substitution, to act for and to vote all shares of Spire Corporation Common Stock owned by the undersigned, upon the matters set forth in the Notice of Meeting and related Proxy Statement at the Special Meeting in Lieu of 2003 Annual Meeting of Stockholders of Spire Corporation, to be held at Spire Corporation, One Patriots Park, Bedford, Massachusetts at 10:00 a.m. on Thursday, May 22, 2003, and any adjournments thereof. The proxies, and either one of them, are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting, or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be signed on reverse side.)

☒    Please mark votes as in this example

YOUR SHARES WILL BE VOTED FOR

THE FOLLOWING PROPOSALS UNLESS OTHERWISE INDICATED.

1.	ELECTION OF DIRECTORS.

☐ FOR    ☐ WITHHELD

To fix the number of directors at eight and to elect the following eight persons:

Udo Henseler

David R. Lipinski

Roger G. Little

Michael J. Magliochetti

Guy L. Mayer

Roger W. Redmond

John A. Tarello

Anthony G. Viscogliosi

☐ FOR, except vote WITHHELD from the following nominee(s):

2.	APPROVAL OF AMENDMENT TO 1996 EQUITY INCENTIVE PLAN.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

SIGNATURE(S)                                                                                                   DATE                         , 2003

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign.

Fiduciaries and corporate officers should indicate their full titles.